                                                                    EXHIBIT 10.5

                  1994 PACIFIC INVESTMENT MANAGEMENT COMPANY
                       NON-QUALIFIED PROFIT SHARING PLAN


                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
ARTICLE I - INTRODUCTION........................................   1

1.01 Name and Purpose...........................................   1
1.02 Eligibility................................................   1
1.03 Effective Date and Term....................................   1

ARTICLE II - DEFINITIONS........................................   1

Affiliate.......................................................   1
Capital Transaction Gain or Loss................................   2
Compensation....................................................   2
Effective Date..................................................   2
For Cause.......................................................   3
Investment Management Services..................................   3
Majority Board Vote.............................................   3
Management Board................................................   3
Managing Director...............................................   3
Managing Partner................................................   3
Operating Profit Available for Distribution.....................   4
Participant.....................................................   4
Participating Employee..........................................   5
Participation Percentage........................................   5
Partnership.....................................................   5
Partnership Agreement...........................................   5
Permanent Incapacity............................................   5
PIMCO Advisors L.P..............................................   5
Plan............................................................   5
Profit Participation Pool.......................................   5
Profit Sharing Bonus............................................   5
Prohibited Competition Activity.................................   5
Prohibited Investment Management Services.......................   6
Super-Majority Board Vote.......................................   6
Supervisory Partner.............................................   6
Termination.....................................................   6
Termination Year................................................   6

ARTICLE III - PROFIT SHARING BONUS..............................   7

3.01 Profit Participation Pool..................................   7
3.02 Profit Sharing Bonuses.....................................   8
3.03 Payment of Profit Sharing Bonuses..........................   9

ARTICLE IV - TERMINATION OF EMPLOYMENT..........................  11

4.01 Terminations Other Than For Cause..........................  11

4.02 Terminations For Cause.....................................  12

ARTICLE V - MISCELLANEOUS PROVISIONS............................  12

5.01 Designation of Beneficiary.................................  12
5.02 Payments to Incapacitated Participant......................  13
5.03 Prohibition Against Assignment.............................  14
5.04 Amendment of the Plan......................................  14
5.05 Right to Terminate Participant's Employment................  14
5.06 Effect of Plan Termination.................................  14
5.07 Notices....................................................  15
5.08 Governing Law and Interpretation...........................  16
5.09 Partial Years..............................................  16
5.10 Invalid Provisions.........................................  16
5.11 Counterparts...............................................  16

                   1994 PACIFIC INVESTMENT MANAGEMENT COMPANY

                       NON-QUALIFIED PROFIT SHARING PLAN

                                   ARTICLE I

                                  INTRODUCTION
                                  ------------

        1.01 Name and Purpose. This Plan is hereby established by Pacific
             ----------------
Investment Management Company, a Delaware general partnership (the "Partnership"), and shall be known as the 1994 Pacific Investment Management Company Non-Qualified Profit Sharing Plan (the "Plan"). The purpose of this Plan is to promote the growth and general prosperity of the Partnership by permitting the Partnership to attract and retain the best available personnel for positions of substantial responsibility and to provide certain key personnel with an additional incentive to contribute to the success of the Partnership. This Plan will achieve these objectives by enabling such key personnel to share in the profits of the Partnership on the terms and conditions set forth herein.

        1.02 Eligibility. All Managing Directors of the Partnership shall be
             -----------
eligible to participate in the Plan. In addition, as provided in Section 3.02(b) the Management Board by Majority Board Vote may select one or more other employees of the Partnership to participate in the Plan as Participating Employees. Notwithstanding the foregoing, any Managing Director or Participating Employee who incurs a Termination during any calendar year shall be allowed to participate in, and receive benefits under, this Plan only as specifically provided in Article IV.

        1.03 Effective Date and Term. This Plan is hereby adopted by the
             -----------------------
Partnership effective as of November 16, 1994 (the "Effective Date") and shall continue in effect until terminated by the Partnership.

                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

        The following definitions shall be applicable to the terms set forth below as used in this Plan:

        "Affiliate" shall mean, with respect to any person or entity (herein the
         ---------
"first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote 50% or more of the outstanding voting securities of such person or entity or (b) otherwise direct the management policies of such person or entity by contract or otherwise.

        "Capital Transaction Gain or Loss" shall mean the net taxable gain or
         --------------------------------
loss derived by the Partnership by reason of any extraordinary transaction, such as a sale or other disposition of all or any portion of the assets of the Partnership, which is not within the ordinary course of the Partnership's business activities.

        "Compensation" shall mean with respect to each officer or employee of
         ------------
 the Partnership and/or of the Managing Partner, the full salary and wages paid to such officer or employee by the Partnership and/or by the Managing Partner, as the case may be, with respect to a Covered Calendar Year (as defined in Section 3.01), whether paid in cash or other property, including, without limitation, any commissions, bonuses, severance pay, perquisite allowances (including, without limitation, automobile allowances or reimbursement of automobile expenses) under any perquisite plan of the Partnership and/or of the Managing Partner, and/or any amounts paid by the Partnership and/or by the Managing Partner for fringe benefits, such as health and welfare, hospitalization and group life insurance benefits or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under
 Section 125 of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, Compensation shall not include (a) any amounts payable to an officer or employee of the Partnership and/or the of Managing Partner as a Profit Sharing Bonus pursuant to Article III, (b) any reasonable relocation allowance or reimbursement of relocation expenses or (c) any amount paid or deemed paid as a result of the grant, amendment, vesting or exercise of any option or other right to purchase or receive units or other equity interests in the Partnership or the Supervisory Partner. The Compensation of each officer or employee of the Partnership and/or of the Managing Partner shall be determined on an accrual basis with respect to each Covered Calendar Year, such that Compensation earned with respect to services performed during a Covered Calendar Year but paid subsequent to such Covered Calendar Year shall be included in the Compensation of such officer or employee for the Covered Calendar Year during which such services were performed rather than for the year in which such amount is paid.

        "Effective Date" shall mean the Effective Date of this Plan as
         --------------
 determined pursuant to Section 1.03.

        "For Cause" shall mean any of the following which shall result in the
         ---------
 termination of a Participant's employment:

                (a) The Participant has engaged in actions which both constitute a Termination Offense and are of a nature which if publicly known would materially and adversely affect the Partnership's business. For such purposes, the term "Termination Offense" shall mean any felony criminal offense which involves a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty.

                (b) The Participant has persistently and willfully neglected his or her duties as an employee of the Partnership after the Partnership has given the Participant written notice specifying such conduct by the Participant and giving the Participant a reasonable period of time (not less than 45 days) to conform his or her conduct to such duties.

                (c) The Participant has engaged in Prohibited Competition Activity.

        "Investment Management Services" shall mean any services which
         ------------------------------
involve (a) the management, for a fee or other remuneration, of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice, for a fee or other remuneration, with respect to the investment of specific assets or funds (or any specific group of assets or funds). Notwithstanding the foregoing, it is intended that Investment Management Services shall not include the giving of general investment advice that is not related to an identifiable investment account or fund (or group of investment accounts or funds) for which the advisor receives no remuneration.

        "Majority Board Vote" shall have the meaning ascribed to such term in
         -------------------
the Partnership Agreement.

        "Management Board" shall mean the management board of the Partnership
         ----------------
as it may from time to time be constituted under the Partnership Agreement. Notwithstanding any provision of this Plan to the contrary, the Management Board may delegate its duties hereunder in accordance with the Partnership Agreement.

        "Managing Director" shall mean a person who, at the time of reference,
         -----------------
is actively employed by the Partnership in the capacity, and holds the title, of Managing Director.

        "Managing Partner" shall mean PIMCO Management Inc., a Delaware
         ----------------
corporation, or any additional or successor managing partner of the Partnership as of the effective date that such party shall become the managing partner of the Partnership.

        "Operating Profit Available for Distribution" of the Partnership shall
         -------------------------------------------
mean, for any period, the net income of the Partnership as determined for financial accounting purposes under generally accepted accounting principles; provided, that the Operating Profit Available for Distribution for any period as so determined shall be adjusted in accordance with the following special rules and/or clarifications:

                (a) Operating Profit Available for Distribution shall not reflect any deductions for Profit Sharing Bonuses under this Plan.

                (b) Operating Profit Available for Distribution shall be increased by the amount (if any) by which the Profit Participation Pool is reduced pursuant to Section 3.01(b) hereof.

                (c) Operating Profit Available for Distribution shall be determined without regard to any Capital Transaction Gain or Loss.

                (d) Operating Profit Available for Distribution shall be determined without regard to accrued revenues from performance fees unless such fees are not subject to forfeiture.

                (e) To the extent not otherwise deducted from Operating Profit Available for Distribution, an amount equal to the sum of (i) the Value of all services performed for or on behalf of the Partnership by or at the direction of the Supervisory Partner, which services were reasonably required for the operation of the Partnership or its business or the operation of any Partnership Subsidiary or its business (as opposed to services performed generally for or on behalf of the Supervisory Partner itself and/or all partnerships of which the Supervisory Partner is a general partner and which do not specifically relate to the operational requirements of the Partnership or its business or of any Partnership Subsidiary or its business), and (ii) the Value of all services which the Partnership requested that the Supervisory Partner perform shall be deducted from Operating Profit Available for Distribution. For purposes of this subsection (e), the "Value" of the foregoing services shall be determined pursuant to transfer pricing consistent with an arms-length transaction with an independent contractor. Except as provided in this subsection (e), Operating Profit Available for Distribution shall be determined without regard to any charges for allocable overhead of any partner of the Partnership.

                (f) Operating Profit Available for Distribution shall be determined without regard to any income or deductions attributable to the grant, amendment, vesting or exercise of any option or other right to purchase or receive units or other equity interests in the Partnership or the Supervisory Partner.

                (g) Operating Profit Available for Distribution shall be determined without regard to any amortization of goodwill and other intangible assets.

        "Participant" shall mean any Managing Director or Participating Employee
         -----------
who, at the time of reference, holds the status of Managing Director or Participating Employee and is eligible to participate in the Plan pursuant to
Section 1.02; provided, however, that any Participant who incurs a Termination shall cease to be a Participant as of the first day after the effective date of such Termination.

        "Participating Employee" shall mean any officer or employee of the
         ----------------------
Partnership, other than a Managing Director, who is selected to participate in the Plan pursuant to Section 3.02(b) and who at the time of reference is actively employed by the Partnership.

        "Participation Percentage" shall mean, with respect to each
         ------------------------
Participant, the percentage sharing interest in the Profit Participation Pool as established and allocated to such Participant in accordance with the provisions of Section 3.02(b).

        "Partnership" shall mean Pacific Investment Management Company, a
         -----------
Delaware general partnership.

        "Partnership Agreement" shall mean that certain Amended and Restated
         ---------------------
General Partnership Agreement of Pacific Investment Management Company effective as of November 15, 1994, as the same may be amended, supplemented, or restated from time to time.

        "Permanent Incapacity" shall mean the inability of a Participant, by
         --------------------
reason of injury, illness or other similar cause, to perform for a period of 180 days, a major part of his or her duties and responsibilities in connection with the conduct of the business and affairs of the Partnership and its Affiliates.

        "PIMCO Advisors L.P." shall mean PIMCO Advisors L.P., a Delaware
         -------------------
limited partnership.

        "Plan" shall mean this 1994 Pacific Investment Management Company
         ----
Non-Qualified Profit Sharing Plan made effective as of the Effective Date hereof and as it may be amended from time to time.

        "Profit Participation Pool" shall mean, with respect to each Covered
         -------------------------
Calendar Year (as defined in Section 3.01), the Profit Participation Pool to which allocations are made in accordance with the provisions of Section 3.01.

        "Profit Sharing Bonus" shall mean a profit sharing bonus to be
         --------------------
determined and paid to a Participant pursuant to the provisions of Article III of this Plan.

        "Prohibited Competition Activity" shall mean any of the following
         -------------------------------
activities:

                (a) Directly or indirectly, for or on behalf of any person, firm, corporation or other entity other than the Partnership or any Partnership Subsidiary (as such term is defined in the Partnership Agreement), (i) diverting or taking away any Partnership Managed Funds (as such term is defined in the Partnership Agreement), or (ii) soliciting any person or entity for the purpose of diverting or taking away any such Partnership Managed Funds.

                (b) Directly or indirectly, for or on behalf of any person, firm, corporation or other entity other than the Partnership or any Partnership Subsidiary, performing any Prohibited Investment Management Services.

For purposes of this definition of Prohibited Competition Activity, the Participant shall be deemed to be indirectly engaged in any activity described in clause (a) or (b) above if such activity is carried out or effected by or through another party that is acting at the direction of, or in conjunction with, the Participant.

        "Prohibited Investment Management Services" shall mean any Investment
         -----------------------------------------
Management Services which compete with the Investment Management Services provided by the Partnership, PIMCO Advisors L.P. or any Affiliates thereof.

        "Super-Majority Board Vote" shall have the meaning ascribed to such term
         -------------------------
in the Partnership Agreement.

        "Supervisory Partner" shall mean PIMCO Advisors L.P., or any additional
         -------------------
or successor supervisory partner of the Partnership as of the effective date that such party shall become a supervisory partner of the Partnership.

        "Termination" shall mean, with respect to any Participant, the
         -----------
termination of such Participant's employment with the Partnership for any reason whatsoever.

        "Termination Year" shall mean, with respect to any Participant, the
         ----------------
 calendar year in which such Participant's Termination becomes effective.

        In addition to the foregoing, other capitalized terms used in the Plan shall have the meaning assigned thereto in the text of this Plan.

                                   ARTICLE III

                              PROFIT SHARING BONUS
                              --------------------

        3.01 Profit Participation Pools. With respect to each calendar year (or
             --------------------------
portion thereof) as to which this Plan is in effect (a "Covered Calendar Year"), a portion of the Operating Profit Available for Distribution of the Partnership for such Covered Calendar Year (the "Annual Net Profit") shall be allocated to the Profit Participation Pool in accordance with the following rules:

        (a) Of the amount of Annual Net Profit exceeding zero, 45% shall be allocated to the Profit Participation Pool.

        (b) In the event that in any Covered Calendar Year any one or more officers or employees of the Partnership and/or of the Managing Partner has Excess Compensation, the amount of Annual Net Profit allocated to the Profit Participation Pool with respect to such year pursuant to the rules set forth in subsection (a) above shall be reduced (but not below zero) by an amount equal to the Aggregate Excess Compensation with respect to such year. For purposes of this subsection (b), the terms set forth below shall have the following meanings:

                (i) "Excess Compensation" shall mean, with respect to each officer or employee of the Partnership and/or of the Managing Partner, the amount (if any) by which the Compensation of such officer or employee with respect to a Covered Calendar Year exceeds the Basic Compensation Amount applicable to such Covered Calendar Year.

                (ii) "Aggregate Excess Compensation" shall mean, with respect to any Covered Calendar Year, the aggregate of the Excess Compensation of all employees of the Partnership and of the Managing Partner.

                (iii) "Basic Compensation Amount" shall mean $400,000; provided, however, that the Basic Compensation Amount shall be adjusted with respect to each Covered Calendar Year beginning after 1994 to reflect the increase, if any, in the cost of living by adding to the Basic Compensation Amount initially specified hereinabove an amount obtained by multiplying such Basic Compensation Amount by the Inflation Factor applicable to the Covered Calendar Year for which the adjustment is to be calculated.

                (iv) "Inflation Factor" shall mean, with respect to any Covered Calendar Year after 1994, the percentage by which the level of the Consumer Price Index for All Urban Consumers, as reported by the Bureau of Labor Statistics of the United States Department of Labor for the month of November of the year immediately prior to the Covered Calendar Year for which the adjustment is to be calculated, has increased over its level for the month of November 1993. If the above described Consumer Price Index shall no longer be published, another index generally recognized as authoritative and furnishing the most closely similar price information available shall be substituted.

        3.02 Profit Sharing Bonuses. Subject to the provisions of Article IV
             ----------------------
hereof, each Participant shall be entitled to receive, with respect to each Covered Calendar Year, a bonus (a "Profit Sharing Bonus") based on the total amount of Annual Net Profit allocated for such year to the Profit Participation Pool pursuant to Section 3.01 hereof. Each Participant's Profit Sharing Bonus under this Section 3.02 shall be calculated as provided in this Section 3.02 and paid as provided in Section 3.03 hereof.

             (a) For any Covered Calendar Year, the amount of a Participant's Profit Sharing Bonus shall be calculated by: (i) determining the total amount of Annual Net Profit allocated to the Profit Participation Pool for such year pursuant to Section 3.01; (ii) allocating a ratable share of the amount determined in clause (i)
     hereof to each month of the Covered Calendar Year; (iii) multiplying the amount allocated to each month in the Covered Calendar Year by the Participant's Participation Percentage in effect for such month; and (iv) determining the sum of the monthly products calculated as provided in clause (iii), with such sum being the Participant's Profit Sharing Bonus.

             (b) As of the Effective Date, each Managing Director who is employed by the Partnership (as set forth on Schedule I hereto) is participating in the Plan. As of the Effective Date, no Participating Employee is participating in the Plan. After the Effective Date, the Compensation Committee (as such term is defined in the Partnership Agreement) may from time to time, subject to the provisions of Section 7.4(b) and (c) of the Partnership Agreement, (i) designate one or more employees of the Partnership (other than Managing Directors) as Participating Employees, (ii) allocate a Participation Percentage to a new Managing Director or Participating Employee or (iii) change the Participation Percentages of any one or more Managing Directors or Participating Employees. Any such designation of an officer or employee as a Participating Employee, allocation of a Participation Percentage to a new Managing Director or Participating Employee or change in the Participation Percentage of a Managing Director or Participating Employee shall be effective as of the first day of any calendar month; provided, however, that no reduction in a Managing Director's or Participating Employee's Participation Percentage which is authorized hereunder shall become effective retroactively to a month prior to the month in which action required hereunder to approve such reduction is taken by the Compensation Committee. Notwithstanding anything to the contrary in this Plan, the Compensation Committee may elect, at any time, to reduce the Participation Percentages of all the Managing Directors and Participating Employees for each month in the last calendar quarter of a calendar year to zero (0). If the Compensation Committee makes such an election, then at any time during any such calendar quarter, the Compensation Committee shall establish a Participating Percentage for each Managing Director and Participating Employee for each month during such calendar quarter and such Participation Percentages shall be effective notwithstanding the fact that they apply retroactively on a month or months prior to the month in which such action is taken. The foregoing election shall be deemed to have been made for the remainder of the calendar year 1994 and the Compensation Committee shall establish a Participation Percentage for each Managing Director and Participating Employee for each month in the remainder calendar year 1994. Notwithstanding anything to the contrary in this Plan, the sum of all Participation Percentages of all Managing Directors and Participating Employees in effect for any month shall not exceed 100%.

        3.03 Payment of Profit Sharing Bonuses. Any Profit Sharing Bonus payable
             ---------------------------------
to a Participant with respect to a Covered Calendar Year (the "Determination Year") pursuant to Section 3.02 shall be paid in four installments as provided below:

             (a) The first installment (the "First Quarter Installment") of any such Profit Sharing Bonus shall be equal to the amount calculated by (i) determining the amount of the Partnership's Operating~Profit Available for Distribution for the first three months of the Determination Year; (ii) multiplying the amount of Operating Profit Available for Distribution determined under clause (i) by 4.0 (with such product being referred to in this Section 3.03(a) as the "First Quarter Annualized Net Profit"); (iii) determining the amount of the First Quarter Annualized Net Profit that would be allocated to the Profit Participation Pool for the

     Determination Year (A) assuming that the First Quarter Annualized Net Profit were the Annual Net Profit for such Determination Year and (B) taking into account any adjustments, deferrals and/or reallocations of Annual Net Profit applicable to such Determination Year with respect to the Profit Participation Pool (including, without limitation, a reasonable estimate of any adjustments pursuant to Section 3.01(b)); (iv) dividing the amount determined in clause (iii) by four; and (v) multiplying the quotient determined under clause (iv) by the Participant's First Quarter Average Participation Percentage (as defined below), with the resulting product being the amount of the First Quarter Installment of such Profit Sharing Bonus. Any First Quarter Installment of any Profit Sharing Bonus shall be paid on June 30 of the applicable Determination Year. For purposes of this
     Section 3.03(a), "First Quarter Average Participation Percentage" shall mean, with respect to each Participant, the percentage determined by dividing the sum of the Participation Percentages of such Participant for each of the first three months of the Determination Year by three.

             (b) The second installment (the "Second Quarter Installment") of any such Profit Sharing Bonus shall be equal to the amount calculated by
     (i) determining the amount of the Partnership's Operating Profit Available for Distribution for the first six months of the Determination Year; (ii) multiplying the amount of Operating Profit Available for Distribution determined under clause (i) by 2.0 (with such product being referred to in this Section 3.03(b) as the "Second Quarter Annualized Net Profit"); (iii) determining the amount of the Second Quarter Annualized Net Profit that would be allocated to the Profit Participation Pool for the Determination Year (A) assuming that the Second Quarter Annualized Net Profit were the Annual Net Profit for such Determination Year and (B) taking into account any adjustments, deferrals and/or reallocations of Annual Net Profit applicable to such Determination Year with respect to the Profit Participation Pool (including, without limitation, a reasonable estimate of any adjustments pursuant to Section 3.01(b)); (iv) dividing the amount determined in clause (iii) by two; (v) multiplying the quotient determined under clause (iv) by the Participant's Second Quarter Average Participation Percentage (as defined below); and (vi) reducing the product determined under clause (v) by the amount of any First Quarter Installment paid to such Participant with respect to such Determination Year, with the remaining amount being the amount of the Second Quarter Installment of such Profit Sharing Bonus. Any Second Quarter Installment of any Profit Sharing Bonus shall be paid on September 30 of the applicable Determination Year. For purposes of this Section 3.03(b), "Second Quarter Average Participation Percentage" shall mean, with respect to each Participant, the percentage determined by dividing the sum of the Participation Percentages of such Participant for each of the first six months of the Determination Year by six.

             (c) The third installment (the "Third Quarter Installment") of any such Profit Sharing Bonus shall be equal to the amount calculated by (i) determining the amount of the Partnership's Operating Profit Available for Distribution for the first nine months of the Determination Year; (ii) multiplying the amount of Operating Profit Available for Distribution determined under clause (i) by 1.333 (with such product being referred to in this Section 3.03(c) as the "Third Quarter Annualized Net Profit");
     (iii) determining the amount of the Third Quarter Annualized Net Profit that would be allocated to the Profit Participation Pool for the Determination Year (A) assuming that the Third Quarter Annualized Net Profit were the Annual Net Profit for such Determination Year and (B) taking into account any adjustments, deferrals and/or reallocations of Annual Net Profit applicable to such Determination

     Year with respect to the Profit Participation Pool (including, without limitation, a reasonable estimate of any adjustments pursuant to Section 3.01(b)); (iv) dividing the amount determined in clause (iii) by 1.33; (v) multiplying the quotient determined under clause (iv) by the Participant's Third Quarter Average Participation Percentage (as defined below); and (vi) reducing the product determined under clause (v) by the sum of the amounts of the First Quarter Installment and Second Quarter Installment paid to such Participant with respect to such Determination Year, with the remaining amount being the amount of the Third Quarter Installment of such Profit Sharing Bonus. Any Third Quarter Installment of any Profit Sharing Bonus shall be paid on December 31 of the applicable Determination Year. For purposes of this Section 3.03(c), "Third Quarter Average Participation Percentage" shall mean, with respect to each Participant, the percentage determined by dividing the sum of the Participation Percentages of such Participant for each of the first nine months of the Determination Year by nine.

             (d) The fourth installment (the "Fourth Quarter Installment") of any such Profit Sharing Bonus shall be equal to the excess of the Profit Sharing Bonus payable to a Participant with respect to a Determination Year over the sum of the amounts of the First, Second and Third Quarter Installments. The Fourth Quarter Installment shall be paid on or before March 15 of the year immediately following the applicable Determination Year. Notwithstanding the foregoing, the Supervisory Partner, in its discretion, may cause the Partnership to make a reasonable estimate of the Fourth Quarter Installment (the "Estimated Fourth Quarter Installment") and pay such amount on or before December 31 of the applicable Determination Year. If the Partnership makes payment of an Estimated Fourth Quarter Installment, then on or before March 15 of the year immediately following the applicable Determination Year a "Settlement Payment" shall be made with respect to each Fourth Quarter Installment, with the amount of such Settlement Payment, if any, equal to the difference between the Fourth Quarter Installment and the Estimated Fourth Quarter Installment. If the Fourth Quarter Installment exceeds the Estimated Fourth Quarter Installment, then the amount of the Settlement Payment shall be paid by the Partnership to the Participant; if the Estimated Fourth Quarter Installment exceeds the Fourth Quarter Installment, the Settlement Payment shall be paid by the Participant to the Partnership.

             (e) Subject to the provisions of Article IV hereof, each installment of a Participant's Profit Sharing Bonus for any year, as calculated in accordance with this Section 3.03, shall become fully vested and nonforfeitable as of the date provided for the payment of such installment in accordance with the foregoing provisions of this Section 3.03.

                                  ARTICLE IV

                           TERMINATION OF EMPLOYMENT
                           -------------------------

        4.01 Terminations Other Than For Cause. In the event of the termination
             ---------------------------------
of a Participant's employment with the Partnership other than For Cause, such Participant (a "Terminated Participant") shall be subject to the following provisions:

             (a) For the Termination Year, such Terminated Participant shall be entitled to receive a Profit Sharing Bonus, with the amount of such bonus being the amount of the Profit Sharing Bonus to which such Terminated Participant would otherwise have been entitled for such year under Article III hereof had such Terminated Participant not incurred a Termination (determined, however, by taking into account any reductions in the Terminated Participant's Participation Percentage following or as a result of such Termination). Such Terminated Participant shall not be entitled to any Profit Sharing Bonuses with respect to any year following the Participant's Termination Year.

               (b) Any Profit Sharing Bonus payable to any Terminated Participant for such Terminated Participant's Termination Year pursuant to subsection (a) above shall be paid pursuant to Section 3.03 in the same manner and at the same time as if said Terminated Participant had not incurred a Termination.

          4.02 Terminations For Cause. A Participant who incurs a Termination
               ----------------------
which is a Termination by the Partnership For Cause shall not be entitled to be paid any portion of any Profit Sharing Bonus for the Termination Year that has not been paid to the Participant prior to the date of the Participant's Termination and shall not be entitled to any Profit Sharing Bonuses with respect to any year following the Participant's Termination Year.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          5.01 Designation of Beneficiary. Each Participant shall have the
               --------------------------
right to designate a beneficiary or beneficiaries to receive, in the event of the Participant's death, any unpaid Profit Sharing Bonuses to which such Participant is entitled under the terms of this Plan; provided, however, a beneficiary shall be entitled to receive payment of any such Profit Sharing Bonuses only if and to the extent that such bonuses would have been paid, pursuant to the terms of this Plan, to the deceased Participant had he lived to the applicable payment date(s). Such designation is to be made in writing and delivered to the Partnership. A Participant shall have the right to change or revoke any such designation by filing a new written designation or written notice of revocation with the Partnership in accordance with the notice procedures of Section 5.07, and no notice to any beneficiary nor consent by any beneficiary shall be required to effect any such change or revocation. If a deceased Participant shall have failed to designate a beneficiary, or if the Partnership shall be unable to locate a designated beneficiary after reasonable efforts have been made, or if for any reason such designation shall be legally ineffective, or if such beneficiary shall have predeceased the Participant, any payment required to be made under the provisions of this Plan shall be made to the person or persons included in the highest priority category among the following, in order of priority:

               (a) The Participant's surviving spouse;

               (b) The Participant's surviving children, including adopted children, in equal shares;

               (c) The Participant's surviving parents in equal shares; or

               (d) The Participant's estate, provided, however, that if the Partnership cannot locate a qualified representative of the deceased Participant's estate, or if administration of such estate is not otherwise required, the Partnership in its discretion may make the distribution under this subsection (d) to the deceased

     Participant's heirs at law, other than those specified in subsections (a)-
     (c), determined in accordance with the law of the Participant's state of residence in effect as of the date of the Participant's death.

          The determination by the Partnership as to which persons, if any, qualify within the foregoing categories shall be final and conclusive upon all persons.

          5.02 Payments to Incapacitated Participant. In the event a
               -------------------------------------
Participant (or designated beneficiary) is under mental or physical incapacity at the time of any payment made pursuant to this Plan, or in the event a designated beneficiary is a minor at such time, such payment may be made to the guardian or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or beneficiary), as the case may be, and for purposes of such payment references in this Plan to the Participant shall mean and refer to said guardian or other personal representative. In the absence of any legally appointed personal representative of the person or estate of the Participant (or beneficiary), such payment may be made to any person or institution who has apparent responsibility for the person and/or estate of the Participant (or beneficiary) as determined by the Partnership. Any payment made in accordance with the provisions of this
Section 5.02 to a person or institution other than the Participant (or beneficiary) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or beneficiary) and the Partnership shall have no further obligation or responsibility with respect to such payment.

          5.03 Prohibition Against Assignment. Except as otherwise expressly
               ------------------------------
provided for herein, the rights, interests and benefits under this Plan may not be assigned, transferred, pledged or hypothecated in any way by any Participant or any beneficiary, executor, administrator, heir, distributee or other person claiming under such Participant and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of such rights, interests or benefits contrary to the foregoing provisions or the levy of any attachment or similar process thereupon shall be null and void and without effect. The Partnership shall have and possess all title to and beneficial interest in any and all funds or reserves maintained or held by the Partnership on account of its obligation to pay the profit sharing bonuses and other payments as required under this Plan, whether or not earmarked by the Partnership as a fund or reserve for such purpose; any such funds or reserve shall be subject to the claims of the creditors of the Partnership, and the provisions of this Plan are not intended to create, and shall not be interpreted as creating, any right to or beneficial interest in any such funds or reserve on the part of any Participant.

          5.04 Amendment of the Plan. The Partnership may amend this Plan from
               ---------------------
time to time in such respects as the Partnership may deem advisable; provided, however, that in the case of any Participant who, as of the date of any amendment of the Plan, is entitled to the payment of one or more Profit Sharing Bonus(es), such amendment may not without the written consent of such Participant, reduce or defer the payment of such Profit Sharing Bonus(es); and further provided that any amendment, supplement or restatement of this Plan will be effective only if approved by a Super-Majority Board Vote.

          5.05 Right to Terminate Participant's Employment. Neither the
               -------------------------------------------
Partnership's establishment of this Plan nor the provisions contained in this Plan shall be deemed to give any Participant any right to continued employment with the Partnership; the Partnership expressly retains and reserves its right to terminate the employment of any Participant at any time (subject only to the terms of any applicable employment agreement and/or the Partnership Agreement). In the event of any such termination, the terminated Participant's rights under this Plan shall be only those as are expressly provided herein.

          5.06 Effect of Plan Termination. The Partnership may terminate the
               ---------------------------
Plan at any time; provided, however, that any such termination shall be effective only if approved by a Super-Majority Board Vote. In the event the Plan is terminated, each Participant who has not yet incurred a Termination shall be entitled to receive a Profit Sharing Bonus calculated in the manner described in
Article III hereof based on the months up to and including the month in which such Plan termination occurs; provided, however, no benefits under the Plan shall accrue after the month in which the Plan termination date occurs. All Profit Sharing Bonuses which have accrued up to and including the month in which the Plan terminates shall, subject to Article IV, continue to be paid in accordance with the applicable provisions of Article III, provided, however, in the case of a Profit Sharing Bonus (or installment thereof) which is payable under Article III on or before March 15 of the succeeding year, such a bonus shall instead be payable on or before the date which is 2-1/2 months following the last day of the calendar quarter in which the Plan is terminated.

          5.07 Notices. All notices, requests, or other communications
               -------
(hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing (including telecopy) and, unless otherwise expressly provided herein, shall be delivered (a) by hand during normal business hours, (b) by Federal Express, United Parcel Service or other reputable overnight commercial delivery service (collectively "overnight courier"), (c) by registered or certified mail (return receipt requested) or (d) by telecopy, addressed as follows:

 To the Partnership at:  Pacific Investment Management
                         Company
                         840 Newport Center Drive, Suite 360
                         Newport Beach, California 92660
                         Attn: Chief Executive Officer

 To the Participant at:  The Participant's most recent
                         address appearing at such time
                         in the Partnership's employee
                         records.

          Any such notice shall be effective for purposes of determining compliance with the time requirements herein (unless otherwise specifically provided herein) (a) at the time of personal delivery, if delivered by hand, (b) at the time accepted for overnight delivery by the overnight courier, if delivered by overnight courier, (c) at the time of deposit in the United States mail, postage fully prepaid, if delivered by registered or certified mail, or
(d) at the time of confirmation of receipt, if delivered by telecopy.

          Any Participant changing his or her address for purposes of notices hereunder shall give written notice of such change to the Partnership in accordance with this Section 5.07.

          If the Partnership shall at any time change its address for purposes of notices hereunder, it shall give written notice thereof to all Participants under the Plan at such time, with such notice to be given in accordance with this Section 5.07.

          5.08 Governing Law and Interpretation. This Plan and the rights of
               --------------------------------
the parties hereunder shall be interpreted in accordance with the laws of the State of California, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any article or section.

          5.09 Partial Years. Notwithstanding any other provision set forth
               --------------
herein, in the event of any partial year under this Plan (including calendar year 1994), appropriate adjustments shall be made, including, without limitation, adjustments to the amount of Annual Net Profit allocated to the Profit Participation Pool (and the adjustment thereto) pursuant to Section 3.01, adjustments to the amount of each Participant's Profit Sharing Bonus determined under Section 3.02, and adjustments to any installment paid under Section 3.03.

          5.10 Invalid Provisions. In the event that any provision of this
               ------------------
Plan is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

          5.11 Counterparts. This Plan may be executed in any number of
               -------------
identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

          IN WITNESS WHEREOF, the Partnership has caused this Plan to be executed effective as provided in Section 1.03 hereinabove.

                                PACIFIC INVESTMENT MANAGEMENT COMPANY,
                                a Delaware general partnership

                                SUPERVTSORY PARTNER:
                                -------------------

                                PIMCO ADVISORS L.P.,
                                a Delaware limited partnership

                                By: THOMSON ADVISORY GROUP INC.,
                                    a Delaware corporation,
                                    General Partner

                                    By: /s/ Robert A. Prindiville
                                        -----------------------------

                                    Its: President
                                         ----------------------------

                                MANAGING PARTNER:
                                -----------------

                                PIMCO MANAGEMENT INC.,
                                a Delaware Corporation


                                By: /s/ Robert A. Prindiville
                                    -----------------------------

                                Its: President
                                     ----------------------------

                                  SCHEDULE I

                       INITIAL PARTICIPATION PERCENTAGES

           Managing Director                  Participation Percentage
-------------------------------------   -----------------------------------

     William H. Gross                                   ____ %

     Dean S. Meiling                                    ____ %

     James F. Muzzy                                     ____ %

     William F. Podlich, III                            ____ %

     Frank B. Rabinovitch                               ____ %

     Brent R. Harris                                    ____ %

     John L. Hague                                      ____ %

     William S. Thompson                                ____ %

     William C. Powers                                  ____ %

     David H. Edington                                  ____ %